UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2015

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SMG INDIUM RESOURCES LTD.

(Exact name of registrant as specified in its charter)

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Delaware	000-54391	51-0662991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

176 LaGuardia Ave. Staten Island, New York	10314
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(347) 286-0712

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Officers

On March 5, 2015, Richard A. Biele notified SMG Indium Resources Ltd. (the “Company”) that he was resigning from his officer position as Chief Operating Officer with the Company effective as of March 10, 2015. Also, on March 10, 2015, Alan C. Benjamin notified the Company that he was resigning from his officer position as Chief Executive Officer with the Company effective as of March 10, 2015. There were no disagreements between any of the officers and the Company on any matter relating to the Company’s operations, policies or practices.

Election of Officers

Following the resignations described herein and effective upon the resignations, Ailon Z. Grushkin was appointed as the Chief Executive Officer, President, Secretary and Treasurer of the Company. The Board of Directors (the “Board”) appointed Mr. Grushkin in consideration of his extensive experience with the Company.

Ailon Z. Grushkin, 42, has been the Company's President and Director since its inception. Currently, he is the Company’s Chairman of the Board. He is the Managing Member of the General Partner of the Nano-Cap New Millennium Growth Fund LP., a micro-cap focused hedge fund he founded in January 2000. He is also currently the Managing Member of the AZG Tangible Assets Fund LLC., a commodities based hedge fund he launched in January 2004. From 1996 to 2011, Mr. Grushkin was also the General Partner of the Nano-Cap Hyper Growth Partnership L.P., a hedge fund he founded in 1996. From 1990 to 1996, Mr. Grushkin worked or interned at Merrill Lynch Futures Investment Partners, Thompson McKinnon Securities, Prudential Securities and Sumitomo Bank Ltd. At these firms, he held various positions including assistant commodity trader, commodity trading advisor analyst and assistant derivatives trader. Mr. Grushkin is a graduate of the John M. Olin School of Business at Washington University in St. Louis with a Bachelor of Science in Business Administration.

In connection with Mr. Grushkin’s appointment, the Company entered into a Consulting Agreement (the “Consulting Agreement”), effective as of March 10, 2015, by and between the Company and Nano-Cap Advisors LLC (the “Consultant”), a copy of which is filed as Exhibit 10.1 of this Form 8-K. The Consultant shall provide services normally provided by a chief executive officer of the Company as determined and directed by the Company. For the services to be rendered by the Consultant to the Company pursuant to the Consulting Agreement, the Company agrees to pay the Consultant at the rate of $90,000 per year. The term of the Consulting Agreement commenced on March 10, 2015 and shall continue until December 31, 2015 and shall thereafter renew for successive one (1) year terms unless otherwise terminated by either party in accordance with the terms of the Consulting Agreement.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Consulting Agreement, dated as of March 10, 2015.
17.1	Resignation Letter of Alan C. Benjamin
17.2	Resignation Letter of Richard Biele

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 11, 2015	SMG Indium RESOURCES LTD.

	By:	/s/ Ailon Z. Grushkin
	Name: Title:	Ailon Z. Grushkin Chief Executive Officer